Exhibit 99.1


OWLSTONE NANOTECH AND ADVANCE NANOTECH ANNOUNCE INTENTION TO DECLARE STOCK DIVIDEND TO ADVANCE NANOTECH SHAREHOLDERS


Advance Nanotech (OTCBB: AVNA), a leading provider of financing and support services to drive the commercialization of nanotechnology discoveries, today announced that it intends to dividend to its stockholders approximately 6,000,000 shares of common stock of its subsidiary Owlstone Nanotech, a pioneer in the commercialization of nanotechnology-based chemical detection products in a registered distribution under the Securities Act of 1933, as amended. The record date for Advance Nanotech shareholders to be eligible for the stock dividend shall be announced prior to the effectiveness under the Securities Act of 1933, as amended, of a registration statement relating to the distribution of such securities. Owlstone Nanotech and Advance Nanotech anticipate that such dividend shall be completed during the fourth calendar quarter of 2005.


Final determination of the number of shares to be distributed to each shareholder will occur on record date and will be issued pro rata to each investor based on the number of shares of Advance Nanotech outstanding as of the record date.


Prospectuses relating to this dividend are available from Advance Nanotech, 600 Lexington, 29th Floor, New York, New York 10022, (212) 583-0080.


A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This (communication) shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


This document contains forward-looking statements by Advance Nanotech regarding its expectations as to its business, and involves risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.


Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements.


Factors that may cause such a difference include, but are not limited to, problems and risks associated with developments in the nanotechnology industry in general and in Advance Nanotech's products under development in particular; the potential failure of Advance Nanotech's products under development to prove safe and effective in application; uncertainties inherent in the early stage of Advance Nanotech's products under development; failure to successfully implement or complete research programmes; failure to receive marketing clearance from regulatory agencies for our products under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Advance Nanotech's business, structure or projections; the development of competing products; uncertainties related to Advance Nanotech's dependence on third parties and partners; and those risks described Advance Nanotech's filings with the SEC. Advance Nanotech disclaims any obligation to update these forward-looking statements.


Further information about these and other relevant risks and uncertainties may be found in the Advance Nanotech's findings with the Securities and Exchange Commission, all of which are available from the Commission as well as other sources.


About Advance Nanotech, Inc.


Advance Nanotech Inc. is dedicated to ensuring nanotechnology discoveries reach maximum market potential through successful commercialization. Advance is the trusted guide to commercial success for nanotech entrepreneurs spanning the globe, partnering with leading universities to provide scientists and researchers with mission critical infrastructure support to transform their discoveries to marketable solutions. The organization provides a range of services and support including financing, leadership assets and counsel on intellectual property, licensing and regulatory issues. With a portfolio of 20 companies developing technologies which offer potentially breakthrough nanotechnology discoveries in the electronics, biopharma and materials sectors, Advance's goal is to transform the potential for nanotechnology discoveries into innovative products that further evolve existing industries and enable new markets.

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About Owlstone Nanotech, Inc.


Owlstone Nanotech is a pioneer in the commercialization of nanotechnology-based chemical detection products. Its initial commercial product, The Owlstone Detector, is a revolutionary dime-sized device that can be programmed to detect a wide range of chemical agents that may be present in extremely small quantities. Using leading-edge micro- and nano- fabrication techniques, Owlstone has created a complete chemical detection system a hundred times smaller and a thousand times cheaper than existing technology. There are numerous applications
- across industries from security and defense to automotive and healthcare - that depend on the rapid, accurate detection and measurement of chemical compounds. Owlstone works with market leaders within these applications to integrate the detector into next generation chemical sensing products and solutions. Owlstone's technology offers a unique combination of benefits, including: small size, low manufacturing costs, minimal power consumption, reduced false-positives, and a customizable platform. For more information on Owlstone Nanotech, please visit www.owlstonenanotech.com.


Public Relations:


RJ Bardsley
Racepoint Group
Tel: +1 781 487 4616
Email: rbardsley@racepointgroup.com


Investor Relations Contact:


Cormac Glynn
CEOCast
Tel: +1 212 732 4300
Email: cglynn@ceocast.com